UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

MAY 23, 2005

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-50291	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 UNION BLVD, SUITE 540, LAKEWOOD, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Items Related to Accountants and Financial Statements

Item 4.02	Non-reliance on Previously Issued Financial Statements or a Related Audit Report.

On May 23, 2005 VCG Holding Corp. (“VCG” or “the Company”) announced its revised financial results for the year ended December 31, 2004.

VCG announced today that it would further restate its 2004 financial statements to remove from stockholders’ equity on its consolidated balance sheet as of December 31, 2004 and classify between liabilities and stockholders’ equity, $8,880,000 related to 880,000 shares of its Series A Preferred Stock that has been issued in the fourth quarter of fiscal 2004. The Company believes that the foregoing restatement is required because Series A Preferred Stock included a feature entitling its holders to require the Company to redeem the shares, at $10 per share, upon 90 days written notice at any time one year after the issuance of the shares. The Company determined that the failure to exclude such securities from stockholders’ equity resulted from an inadvertent misapplication of the provision of SFAS No. 150 and SEC Accounting Series Release No. 268. The change has no effect on the operating results reported for the year ended December 31, 2004.

Previously, the Company announced that it would restate its 2004 financial statements for the year ended December 31, 2004 to increase the loss from the operations of a discontinued component by $530,780 and cautioned the marketplace that the previously issued financial statements for that period, together with the auditor’s report thereon, for that period should not be relied upon until restated financial information is filed with the SEC.

The foregoing error relating to Series A Preferred Stock accounting was also discovered in the process of the Company’s preparation of its Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2005 (the “Quarterly Report”). The Company, under the supervision of its Audit Committee and with the assistance of independent counsel which in turn is assisted by an independent accounting expert, is inquiring into the circumstances relating to the foregoing error. Once the ongoing inquiry is completed and the results are finalized, the Company will restate its financial statements, as may be appropriate, and publish restated financial statements by May 27, 2005.

The discovery of the foregoing errors resulted in the delay in filing of the Quarterly Report, which report, subsequent to the filing extension, was due May 23, 2005. The Company intends to file its Quarterly Report on Form 10-QSB by May 24, 2005.

The Company urges the marketplace not to rely on the Company’s previously issued financial statements for Fiscal 2004 until the publication of the restated financial statements by the Company.

“On May 24, 2005, the Company distributed a press release announcing the foregoing restatement. A copy of this press release is attached as Exhibit 99.1 hereto. All readers are encouraged to read the entire text of the press release attached hereto.”

Section 9         Financial Statements and Exhibits

Item 9.01         Financial Statements and Exhibits

99.1         Press release of VCG Holding dated May 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: May 24, 2005	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer